CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss



                                           THREE MONTHS ENDED                SIX MONTHS ENDED
                                                 JUNE 30,                        JUNE 30,
                                          1999         1998               1999              1998
                                          ----         ----               ----              ----

 Computation of Loss Per Share:


 Weighted average number of shares
    outstanding                          18,715,609      18,714,646         18,715,609        18,715,288


 Loss applicable to  common stock:(1)

      From continuing operations       $(2,103,000)    $(2,083,000)       $(4,212,000)      $(4,176,000)
                                       ============    ============       ============      ============
      From discontinued operations     $          -    $          -       $          -      $          -
                                       ============    ============       ============      ============
      Net loss                         $(2,103,000)    $(2,083,000)       $(4,212,000)      $(4,176,000)
                                       ============    ============       ============      ============


Basic loss per share:

      From continuing operations       $     (0.11)    $     (0.11)       $     (0.23)      $     (0.22)
                                       ============    ============       ============      ============
      From discontinued operations     $          -    $          -       $          -      $          -
                                       ============    ============       ============      ============
      Net loss                         $     (0.11)    $     (0.11)       $     (0.23)      $     (0.22)
                                       ============    ============       ============      ============

--------
1 Losses applicable to Common Stock are net of preferred stock dividends for the six months ended June 30, 1999 and 1998 in the amount of $4,317,000. Losses applicable to Common Stock are net of preferred stock dividends for the three months ended June 30, 1999 and 1998 in the amount of $2,158,000